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                                                                     EXHIBIT 5.1
                      SMITH HELMS MULLISS & MOORE, L.L.P.
                                ATTORNEYS AT LAW
                             POST OFFICE BOX 31247
                         227 NORTH TRYON STREET (28202)
                        CHARLOTTE, NORTH CAROLINA 28231
                             Telephone 704/343-2000
                             Facsimile 704/334-8467
                                October 2, 1995
First Charter Corporation
22 Union Street, North
Concord, North Carolina 28025
        RE: REGISTRATION STATEMENT ON FORM S-4 RELATED TO 1,644,672
          SHARES OF COMMON STOCK
Ladies and Gentlemen:
     We have acted as counsel to First Charter Corporation, a North Carolina corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 3, 1995 related to 1,644,672 shares
(the "Shares") of the Corporation's common stock, $5 par value (the "Common Stock"), to be issued by the Corporation in connection with the merger of an interim state banking subsidiary to be formed by the Corporation with and into Bank of Union, a North Carolina state-chartered commercial bank ("Union"). This opinion letter is Exhibit 5.1 to the Registration Statement.
     In rendering this opinion, we have reviewed resolutions of the Board of Directors of the Corporation approving the Merger and issuance of the Shares.
     Based on the foregoing, we are of the opinion that the Shares are legally authorized, and when the Registration Statement shall have been declared effective by order of the Commission and such Shares shall have been issued upon the terms and conditions set forth in the Registration Statement, then the
Shares shall be validly issued, fully paid and nonassessable.
     We hereby consent (1) to be named in the Registration Statement and in the prospectus contained therein as attorneys who passed upon the legality of the Shares and (2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.
                                         Very truly yours,
                                         /s/ SMITH HELMS MULLISS & MOORE, L.L.P.